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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 (Registration No. 333-106418) of our report dated February 18, 2003, except for Notes 2 and 19, as to which the date is February 26, 2003, relating to the financial statements, which appears in UbiquiTel Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Post-Effective Amendment.

/s/  PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania
July 22, 2003

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  Exhibit 23.1